Exhibit 10.6

Execution Version

SECURITY AGREEMENT

dated as of March 19, 2020

by

by and among

FACEBANK GROUp, INC;
FUBOTV ACQUISITION CORP.;
EVOLUTION AI CORPORATION; and
PULSE EVOLUTION CORPORATION
as Grantors and the Borrower,

in favor of

FB LOAN SERIES I, LLC,

as the Purchaser

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EXHIBITS

Exhibit A	Financing Statements

SCHEDULES

Schedule 1.1	Excluded Deposit Account
Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.8	Other Collateral
Schedule 3.9	Deposit Accounts and Securities Accounts
Schedule 3.10	Intellectual Property
Schedule 3.12	Investment Property and Partnership/LLC Interests
Schedule 3.13	Government Contracts
Schedule 3.14	Vehicles
Schedule 3.15	Real Property

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SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 19, 2020, by and among FACEBANK GROUP, INC., a Florida corporation (the “FaceBank”), FuboTV Acquisition Corp., a Delaware corporation (“Merger Sub”), EVOLUTION AI CORPORATION, a Florida corporation (“Evolution AI”), PULSE EVOLUTION CORPORATION, a Nevada corporation (“Pulse” and together with FaceBank, Merger Sub and Evolution AI, collectively, the “Borrower”) and any Additional Grantor (as defined below) who may become party to this Agreement (such Additional Grantors, together with the Borrower, each a “Grantor” and collectively, the “Grantors”), in favor of FB LOAN SERIES I, LLC, a Delaware limited liability company, as purchaser (the “Purchaser”) pursuant to that certain Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) by and among the Borrower and the Purchaser.

STATEMENT OF PURPOSE

WHEREAS, pursuant to the terms of the Purchase Agreement, the Purchaser has agreed to purchase the Notes from the Borrower upon the terms and subject to the conditions set forth therein.

WHEREAS, it is a condition precedent to the obligation of the Purchaser to purchase the Notes from the Borrower under the Purchase Agreement that the Grantors shall have executed and delivered this Agreement to the Purchaser.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Purchaser to enter into the Purchase Agreement, each Grantor hereby agrees with the Purchaser, as follows:

Article 1
DEFINED TERMS

SECTION 1.1. Terms Defined in the Uniform Commercial Code.

(a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined below) as in effect from time to time: “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter of Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Security”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.

(b) Terms defined in the UCC and not otherwise defined herein or in the Purchase Agreement shall have the meaning assigned in the UCC as in effect from time to time.

SECTION 1.2. Definitions.

The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each Subsidiary of any Loan Party which hereafter becomes a Grantor pursuant to Section 7.14.

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“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Assignment of Claims Act” means, collectively, the Assignment of Claims Act of 1940, as amended, any applicable rules, regulations and interpretations issued pursuant thereto and any amendments to any of the foregoing.

“Borrower” has the meaning set forth in the Preamble of this Agreement.

“Claims Assignment” means an assignment in a form approved by the Purchaser, properly completed and signed by an officer of the Borrower.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” means any collateral account established by the Purchaser as provided in Section 5.3(b)(iii).

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depository” has the meaning assigned thereto in Section 4.6.

“Controlled Intermediary” has the meaning assigned thereto in Section 4.6.

“Copyright Licenses” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.10, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Purchaser with respect to the Security Interests granted in such Collateral, and in each case, in form and substance satisfactory to the Purchaser.

“Excluded Deposit Account” means, collectively, Deposit Accounts established solely for the purpose of funding payroll and other compensation and benefits to employees or to maintain withheld income taxes and federal, state or local employment taxes required to be paid to the Internal Revenue Service or state or local government agencies with respect to employees and those certain Deposit Accounts set forth on Schedule 1.1 hereto.

“Federal Registration Collateral” means Collateral with respect to which Liens may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

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“Government” means the United States government or any agency, department or instrumentality thereof.

“Government Contract” means a Government Prime Contract or a Government Subcontract.

“Government Prime Contract” means any written agreement, commitment, contract or instrument or other binding arrangement between a Grantor and the Government where the Grantor is the prime contractor.

“Government Subcontract” means any written agreement, commitment, contract or instrument or other binding arrangement between a Grantor and any Person that is the prime contractor under a related contract with the Government where a Grantor is a subcontractor of such prime contractor.

“Grantor(s)” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following: (a) all systems software, applications software and internet rights, including, without limitation, screen displays and formats, internet domain names, web sites (including web links), program structures, sequence and organization, all documentation for such software, including, without limitation, user manuals, flowcharts, programmer’s notes, functional specifications, and operations manuals, all formulas, processes, ideas and know-how embodied in any of the foregoing, and all program materials, flowcharts, notes and outlines created in connection with any of the foregoing, whether or not patentable or copyrightable, (b) concepts, discoveries, improvements and ideas, (c) any useful information relating to the items described in clause (a) or (b), including know-how, technology, engineering drawings, reports, design information, trade secrets, practices, laboratory notebooks, specifications, test procedures, maintenance manuals, research, development, manufacturing, marketing, merchandising, selling, purchasing and accounting, (d) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (e) other licenses to use any of the items described in the foregoing clauses (a), (b), (c) and (d) or any other similar items of such Grantor necessary for the conduct of its business.

“Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Obligations” has the meaning assigned thereto in the Purchase Agreement.

“Partnership/LLC Agreement” has the meaning set forth in Section 2.2(a).

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby and all rights, powers and benefits as a partner or member thereof, whether under any limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests or under any Requirements of Law, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

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“Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.10.

“Patents” means collectively, all of the following: (a) all patents, rights and interests in patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Pledged Real Property” means the real property owned by any Grantor at the addresses listed on Schedule 3.15 hereto.

“Purchase Agreement” has the meaning set forth in the Preamble of this Agreement.

“Purchaser” has the meaning set forth in the Preamble of this Agreement.

“Security Interests” means the security interests granted pursuant to Article 2, as well as all other security interests now or hereafter created or assigned as additional security for the Obligations pursuant to the provisions of the Purchase Agreement or any other Note Document.

“Trademarks” means, collectively, all of the following: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, internet domain names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under any Requirements of Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.10 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.10.

“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

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“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.

SECTION 1.3. Other Definitional Provisions

Capitalized terms defined in the Purchase Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Purchase Agreement. With reference to this Agreement and each other Note Document, unless otherwise specified herein or in such other Note Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” and the words “to” and “until” each mean “to but excluding;”(l) Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Note Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

Article 2
SECURITY INTEREST

SECTION 2.1. Grant of Security Interest

Each Grantor hereby grants, pledges and collaterally assigns to the Purchaser a security interest in all of such Grantor’s right, title and interest in all property or interests in property of such Grantor, including the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a) all Accounts;

(b) all cash and currency;

(c) all Chattel Paper;

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(d) all Commercial Tort Claims identified on Schedule 3.8;

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles;

(j) all Instruments;

(k) all Intellectual Property, including Grantor’s rights under any Patent Licenses, Trademark Licenses, and Copyright Licenses, subject to the terms of such Licenses;

(l) all Inventory;

(m) all Investment Property;

(n) all Letter of Credit Rights;

(o) Partnership/LLC Interests;

(p) all Vehicles;

(q) all other Goods not otherwise described above;

(r) all books and records pertaining to the Collateral; and

(s) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any and all of the foregoing and all collateral security and Supporting Obligations (as now or hereafter defined in the UCC) given by any Person with respect to any of the foregoing;

provided, that the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include (i) any obligation or property of any kind due from, owed by or belonging to any Sanctioned Person, (ii) any property to the extent the grant of a security interest in such property is prohibited by applicable law, (iii) any “intent to use” trademark applications for which a statement of use has not been filed and accepted with the U.S. Patent and Trademark Office or (iv) any rights under any lease, instrument, contract or agreement of any Grantor (including any Patent Licenses, Trademark Licenses and Copyright Licenses) to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract, license or agreement (A) be prohibited or restricted or (B) constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (I) such prohibition or restriction is not enforceable or is otherwise ineffective under any Requirements of Law or (II) consent to such security interest has been obtained from any applicable third party. Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any Account or any money or other amounts due and payable to such Grantor or to become due and payable to such Grantor under, or Proceeds of, such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable, or Proceeds thereof, is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable or Proceeds thereof would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (I) such prohibition is not enforceable or is otherwise ineffective under any Requirements of Law or (II) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consented to by such applicable third party or is no longer enforceable or effective under applicable Requirements of Law.

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SECTION 2.2. Partnership/LLC Interests.

(a) Each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Partnership/LLC Agreement”) shall permit each member, manager and partner that is a Grantor to pledge all of the Partnership/LLC Interests in which such Grantor has rights to and grant and collaterally assign to the Purchaser a lien and security interest in all of the Partnership/LLC Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise, except for those consents that have been (or will be) obtained.

(b) Upon the occurrence and during the continuance of an Event of Default, (i) the Purchaser or its respective designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Partnership/LLC Agreement and (ii) the Purchaser shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Partnership/LLC Agreement. For the avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to the Partnership/LLC Agreement or otherwise shall be necessary to permit the Purchaser to be substituted as a member, manager or partner pursuant to this paragraph, except for those consents that have been (or will be) obtained. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Purchaser and its respective successors, assigns and designated agents, as intended third party beneficiaries.

SECTION 2.3. Grantor Remains Liable.

Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Purchaser of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Purchaser nor any other Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Purchaser or any other Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Purchaser nor any other Holder shall have any liability in contract or tort for any Grantor’s acts or omissions.

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Article 3
REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into the Purchase Agreement, each Grantor hereby represents and warrants to the Purchaser and each Holder, as applicable, that:

SECTION 3.1. Existence.

Such Grantor that is not a natural person is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (as applicable), (b) has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is currently, or is currently proposed to be, engaged, and (c) is duly qualified as a foreign entity, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and where failure to do so qualify would reasonably be expected to have a Material Adverse Effect.

SECTION 3.2. Authorization of Agreement; No Conflict.

Such Grantor has the right, power and authority and has taken all necessary company and other action to authorize the execution, delivery and performance of, this Agreement. This Agreement has been duly executed and delivered by the Grantor, or in the case of each Grantor that is not a natural person, the duly authorized officer of such Grantor or any Issuer, and this Agreement constitutes the legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies. The execution, delivery and performance by such Grantor of this Agreement will not, by the passage of time, the giving of notice or otherwise, violate any material provision of such Grantor’s Organizational Documents (solely with regard to each Grantor that is not a natural person), any material Contractual Obligations or any Requirements of Law applicable to such Grantor and will not result in the creation or imposition of any Lien (or obligation to create a Lien), other than the Security Interests and Permitted Liens, upon or with respect to any property, asset or business of such Grantor.

SECTION 3.3. Consents.

No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against such Grantor or any Issuer of Investment Property constituting Collateral of this Agreement, except (a) as may be required by laws affecting the offering and sale of securities generally, (b) such as have been obtained or made and are in full force and effect, (c) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, or (d) filings under the UCC and/or other Requirements of Law.

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SECTION 3.4. Perfected Liens.

Each financing statement naming such Grantor as a debtor and that is attached to this Agreement as Exhibit A, is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement (a) constitute valid and enforceable security interests in all of the Collateral in favor of the Purchaser as collateral security for the Obligations, and (b): (1) when UCC financing statements containing an adequate description of the Collateral shall have been filed in the offices specified in Schedule 3.6, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens and rights of others therein except for Permitted Liens; (2) when each Intellectual Property Security Agreement has been filed with the applicable Governmental Authority, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Intellectual Property therein described to the extent that a security interest therein may be perfected by filing with such Governmental Authority, prior to all other Liens and rights of others therein except for Permitted Liens; and (3) when each control agreement has been executed and delivered to the Purchaser, the Security Interests will constitute perfected security interests in all right, title and interest of such Grantor in the Deposit Accounts and Securities Accounts, as applicable, subject thereto to the extent that a security interest therein may be perfected by such control agreement, prior to all other Liens and rights of others therein and subject to no adverse claims except for Permitted Liens.

SECTION 3.5. Title, No Other Liens.

Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement under the UCC of any state which names such Grantor as debtor or other public notice with respect to all or any part of the Collateral and no such financing statement or public notice is on file or of record in any public office, except such as have been filed in favor of the Purchaser pursuant to this Agreement or in connection with Permitted Liens.

SECTION 3.6. State of Organization; Location of Inventory, Equipment and Fixtures; Other Information.

(a) The exact legal name of such Grantor is set forth on Schedule 3.6 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b) If such Grantor is not a natural person, such Grantor is organized under the laws of the state identified on Schedule 3.6 across from such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). If such Grantor is not a natural person, the taxpayer identification number and, to the extent applicable, registered organization number of such Grantor is set forth on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). If such Grantor is a natural person, the social security number of such Grantor is set forth on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).

(c) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6, except as otherwise permitted hereunder or in the Purchase Agreement.

(d) The mailing address, chief place of business, chief executive office and office where such Grantor keeps its books and records relating to the Collateral is located at the locations specified on Schedule 3.6 under such Grantor’s name. Such Grantor has no other places of business except those separately set forth on Schedule 3.6 under such Grantor’s name. Such Grantor does no business nor has such Grantor done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule 3.6 under such Grantor’s name. Except as disclosed on Schedule 3.6 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five (5) years.

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SECTION 3.7. Accounts.

Each existing Account (including Accounts relating to Government Contracts) constitutes, and each hereafter arising Account will constitute, the legally valid and binding obligation of the applicable Account Debtor. The amount represented by such Grantor to the Purchaser as owing by each Account Debtor is, or will be, the correct amount actually and unconditionally owing, except for ordinary course cash discounts and allowances where applicable. No Account Debtor has any defense, set-off, claim or counterclaim against such Grantor that can be asserted against the Purchaser, whether in any proceeding to enforce Purchaser’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Purchaser in accordance with the terms hereof.

SECTION 3.8. Other Collateral.

Other than as set forth on Schedule 3.8 (and in the case of clause (b), as such schedule may be amended in accordance with Section 4.15), as of the date hereof, such Grantor does not hold (a) any Chattel Paper in the ordinary course of its business, (b) any Commercial Tort Claims, or (c) any Instruments or is named a payee of any promissory note or other evidence of indebtedness.

SECTION 3.9. Deposit Accounts.

As of the date hereof, all Deposit Accounts (excluding Excluded Deposit Accounts but including, without limitation, cash management accounts that are Deposit Accounts), securities accounts and lockboxes including the: (a) owner of the account, (b) name and address of financial institution or securities broker where such accounts are located, (c) account numbers and (d) the general purpose or use of such account owned by such Grantor are listed on Schedule 3.9.

SECTION 3.10. Intellectual Property.

(a) Schedule 3.10 sets forth, as of the date hereof (as such schedule may be updated from time to time pursuant to Section 4.3), a list of all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations, Trademark applications and domain names owned or registered by such Grantor or subject to applications for registration by such Grantor in its own name.

(b) Except as set forth in Schedule 3.10 on the date hereof (as such schedule may be updated from time to time pursuant to Section 4.3), none of the Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

SECTION 3.11. Inventory.

To the knowledge of such Grantor, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of such Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts such Grantor’s ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than such Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.

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SECTION 3.12. Investment Property; Partnership/LLC Interests; Capital Stock.

(a) As of the date hereof, all Investment Property (including, without limitation, Securities Accounts and cash management accounts that are Investment Property) and all Partnership/LLC Interests owned by such Grantor are listed on Schedule 3.12 (as such schedule may be updated from time to time pursuant to Section 4.3).

(b) All Investment Property and all Partnership/LLC Interests issued by any Issuer to such Grantor (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned of record by such Grantor and (iii) constitute all the issued and outstanding Capital Stock or Partnership/LLC Interests, as applicable, of such Issuer issued to such Grantor.

(c) None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.

(d) Except as set forth on Schedule 3.12, no Organizational Document of any Issuer or Grantor prohibits the Grantor from pledging any Investment Property or Partnership/LLC Interests, as applicable, to, and granting and collaterally assigning to, the Purchaser, a lien and security interest in such Grantor’s Investment Property or Partnership/LLC Interests, as applicable, and no further consent, approval or action by any other party, including without limitation, any other party to any Organizational Document or otherwise, is required.

(e) So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to any Organizational Document of any Issuer, shall be necessary to permit the Purchaser or its designee to be substituted as the equity holder of such Issuer pursuant to the terms of this Agreement.

SECTION 3.13. Government Contracts.

Each Government Contract to which such Grantor is a party is listed on Schedule 3.13 hereto and have been duly authorized, executed and delivered by the applicable Grantor and, to the applicable Grantor’s knowledge, all other parties thereto, are in full force and effect and are binding upon and enforceable against the applicable Grantor and, to the applicable Grantor’s knowledge, all other parties thereto in accordance with their respective terms. There exists no default under any Government Contract by the applicable Grantor and, to the applicable Grantor’s knowledge, any other party thereto except where the consequences of such failure to remain in full force and effect or such default or defaults, if any, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and neither such Grantor, nor to its knowledge, any other Person party thereto is likely to become in default thereunder and to the applicable Grantor’s knowledge, no other Person party thereto has any defenses, counterclaims or right of set-off with respect to any Government Contract (other than defenses, counterclaims or right of set-off that are not, in the aggregate, material to the value of the Government Contract).

SECTION 3.14. Vehicles.

As of the date hereof, all Vehicles owned by any Grantor are listed on Schedule 3.14.

SECTION 3.15. Real Property.

As of the date hereof, the addresses of all real property owned by any Grantor is listed on Schedule 3.15.

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Article 4
COVENANTS

Until the Obligations shall have been paid in full in cash and the Purchase Agreement has been terminated unless consent has been obtained in the manner provided for in Section 7.1, each Grantor covenants and agrees that:

SECTION 4.1. Maintenance of Perfected Security Interest; Further Information.

(a) Such Grantor shall maintain the Security Interests created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interests against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(b) Such Grantor will from time to time furnish to the Purchaser, upon the Purchaser’s reasonable request, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Purchaser may reasonably request, all in reasonable detail.

SECTION 4.2. Maintenance of Insurance.

(a) Such Grantor will maintain insurance on its Property in accordance with Section 8.6 of the Purchase Agreement.

(b) Except as permitted by the Purchase Agreement, all insurance referred to in Section 4.2(a) shall (i) [reserved], (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Purchaser of written notice thereof and (iii) be reasonably satisfactory in all other respects to the Purchaser.

(c) To the extent required by the Purchase Agreement, upon the reasonable request of the Purchaser from time to time, such Grantor shall deliver to the Purchaser evidence of the insurance coverage referred to in this Section 4.2.

SECTION 4.3. Changes in Locations; Changes in Name or Structure.

Such Grantor will not, except upon thirty (30) days’ prior written notice to the Purchaser and, subsequent to such notice, delivery to the Purchaser of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and other documents, in each case, as reasonably requested by the Purchaser to maintain the validity, perfection and priority of the Security Interests provided for herein and (b) if applicable, a written supplement to the schedules hereto:

(i) permit any Deposit Account (other than Excluded Deposit Accounts) to be held by or at a depository bank other than (A) the depository bank that held such Deposit Account as of the date hereof as set forth on Schedule 3.9 or (B) upon thirty (30) days prior written notice to the Purchaser, any other depository bank (provided that such Grantor shall comply with, and shall cause such depository bank to comply with, the terms and conditions of Section 4.6(a));

(ii) permit any Investment Property (other than Certificated Securities delivered to the Purchaser pursuant to Section 4.5) to be held by a Securities Intermediary other than the Securities Intermediary that holds such Investment Property as of the date hereof as set forth on Schedule 3.12;

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(iii) with regard to any Grantor that is not a natural person, change its jurisdiction of incorporation or formation, as applicable, or location of its chief executive office (or the location where such Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest), or with regard to any Grantor that is a natural person, his domicile, from each as identified on Schedule 3.6; or

(iv) change its name, identity or with regard to any Grantor that is not a natural person, corporate or organizational structure to such an extent that any financing statement filed by the Purchaser in connection with this Agreement would become misleading under the UCC or any applicable Requirements of Law.

SECTION 4.4. Required Notifications.

Such Grantor shall promptly notify the Purchaser upon obtaining knowledge thereof, in writing, of: (a) any Lien (other than the Security Interests or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Purchaser to exercise any of its remedies hereunder, (b) the occurrence of any other event which would reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, (d) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim, (ii) Deposit Account (other than Excluded Deposit Accounts), or (iii) Investment Property after the date hereof and (e) any (i) infringement or potential infringement of any Intellectual Property, (ii) any claim or Lien granted or asserted with respect to any Intellectual Property or (iii) any actual or potential infringement by the Borrower of any Intellectual Property of any other Person.

SECTION 4.5. Delivery Covenants.

Such Grantor will deliver and pledge to the Purchaser all Certificated Securities, Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Purchaser. If any of the Partnership/LLC Interests constituting Collateral and consisting of membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership is hereafter designated by the relevant Grantor as a “security” under (and as defined in) Article 8 of the UCC, such Grantor shall cause such Partnership/LLC Interests to be certificated and shall deliver all certificates or other documents evidencing or representing the Partnership/LLC Interests to the Purchaser, accompanied by Partnership/LLC Interests powers, all in form and substance reasonably satisfactory to the Purchaser.

SECTION 4.6. Control Covenants.

(a) Upon the request of the Purchaser, as provided in Section 8.17 of the Purchase Agreement, such Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause) (i) each depository bank holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Purchaser with Control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Purchaser (any such depository bank executing and delivering any such control agreement, a “Controlled Depository”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”). In the event any such depository bank or Securities Intermediary refuses to execute and deliver such control agreement, the Purchaser, in its sole discretion, may require the applicable Deposit Account (other than Excluded Deposit Accounts) and Investment Property to be transferred to a Controlled Depository or Controlled Intermediary, as applicable. After the date hereof to the extent required by the Purchase Agreement, all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property will be maintained with a Controlled Depository or a Controlled Intermediary, as applicable.

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(b) Upon the request of the Purchaser, such Grantor will take such actions and deliver all such agreements as are requested by the Purchaser to provide the Purchaser with Control of all Letter of Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Purchaser identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

(c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) with a value in excess of $100,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s acknowledgment in writing to hold all such Collateral for the benefit of the Purchaser subject to the Purchaser’s instructions, and shall cause such Person to issue and deliver to the Purchaser warehouse receipts, bills of lading or any similar documents relating to such Collateral to the Purchaser together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Purchaser, subject to approval of the Required Holders, not to be unreasonably withheld, may require such Excess Collateral to be moved to another location specified thereby. Further, such Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC or any Requirements of Law to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such Inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise under any Requirements of Law. All such financing statements filed pursuant to this Section 4.6(c) shall be assigned to the Purchaser.

SECTION 4.7. Filing Covenants.

Pursuant to Section 9-509 of the UCC and any other Requirements of Law, such Grantor authorizes the Purchaser to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Purchaser determines appropriate to perfect the Security Interests of the Purchaser under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Purchaser may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by Purchaser prior to the date of this Agreement.

SECTION 4.8. Accounts.

(a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Account Debtor, (iv) allow any credit or discount whatsoever on any Account or (v) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof.

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(b) Such Grantor will deliver to the Purchaser a copy of each material demand, notice or document received by it that questions, contests or calls into doubt the validity or enforceability of any material Account.

(c) At any time and from time to time upon the Purchaser’s reasonable request and at the expense of such Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Purchaser to furnish to the Purchaser reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

SECTION 4.9. Intellectual Property.

(a) Such Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor could reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(b) Such Grantor will notify the Purchaser promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor may become forfeited, abandoned, dedicated to the public or fallen into the public domain, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall notify the Purchaser of such filing within five (5) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Purchaser, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Purchaser may request to evidence the Purchaser’s and the Holders’ security interest in any material Copyright, Patent or Trademark and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

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(d) Such Grantor will take all necessary or appropriate steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Grantor’s material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e) In the event that any material Intellectual Property owned by such Grantor is infringed, misappropriated or otherwise violated by a third party, such Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall deem necessary or appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Purchaser after it learns of such infringement, misappropriation or violation.

(f) On the Closing Date, each Grantor shall promptly following such request deliver to Purchaser a copyright security agreement, patent security agreement and/or trademark security agreement, each in form and substance acceptable to the Purchaser, and all other documents, instruments and other items as may be reasonably necessary for such agreements to be filed with the U.S. Copyright Office and the U.S. Patent and Trademark Office, as applicable.

(g) In the event any Grantor acquires or becomes entitled to any new or additional Federal Registration Collateral consisting of Intellectual Property, or rights thereto, such Grantor shall give Purchaser prompt written notice thereof (in any event, not later than five (5) days after such acquisition or entitlement), and shall amend (and hereby so authorizes Purchaser to amend) the schedules to the respective security agreements or enter into new or additional security agreements to include any such new or additional Intellectual Property.

(h) Each Grantor shall cause all officers, employees and consultants of such Grantor who have access to proprietary information and develop, invent, program or design any Intellectual Property to execute and deliver to such Grantor an agreement regarding the protection of proprietary information, and the assignment to or ownership by such Grantor of all Intellectual Property arising from the services performed for such Grantor by such Persons.

(i) No Grantor shall abandon any material right to file an Intellectual Property application nor shall any Grantor abandon any material pending Intellectual Property application, or registered Intellectual Property, without the prior written consent of the Purchaser

(j) Each Grantor agrees to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable business practices.

(k) For the sole purpose of enabling Purchaser to exercise its rights and remedies under this Agreement, and solely to the extent necessary to exercise such rights and remedies and for no other purposes, each Grantor hereby grants to Purchaser a nonexclusive license to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor and constituting Collateral, effective upon the occurrence and during the continuance of any Event of Default. This right and assignment shall inure to the benefit of Purchaser and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license is granted free of charge, without requirement that any monetary payment whatsoever including any royalty or license fee, be made to any Grantor or any other Person by Purchaser or any other Person.

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SECTION 4.10. Investment Property; Partnership/LLC Interests.

(a) Without the prior written consent of the Purchaser, no Grantor shall (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for such additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Purchaser or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor, the Purchaser or any other Holder to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. Such Grantor will take all commercially reasonable actions to defend such Security Interest of the Purchaser in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.

(b) If such Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a dividend or distribution paid in equity or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Purchaser and the other Holders, hold the same in trust for the Purchaser and the other Holders, segregated from other funds of such Grantor, and promptly deliver the same to the Purchaser in accordance with the terms hereof.

SECTION 4.11. Equipment.

Except as permitted by the Purchase Agreement, such Grantor will maintain each item of Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

SECTION 4.12. Government Contracts.

Such Grantor shall promptly notify the Purchaser, in writing, if such Grantor enters into any Government Contract. With respect to any Government Contract with an individual value in excess of $100,000 or Government Contracts with an aggregate value in excess of $250,000 and upon the request of the Purchaser with respect to such Government Contract(s), such Grantor shall take such action within thirty (30) days of such request as requested by the Purchaser to comply with the Assignment of Claims Act and other state and local statutes and regulations, if applicable, including assigning to the Purchaser (or its agent) its right to payment under any Government Contracts pursuant to a Claims Assignment.

SECTION 4.13. Vehicles.

To the extent requested by the Purchaser, the Grantors agree to provide to the Purchaser a revised and updated Schedule 3.14 on an annual basis or more frequent basis as reasonably requested. Upon the request of the Purchaser upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Purchaser’s first priority Lien on the Vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Purchaser shall deem reasonably advisable to perfect its Liens on the Vehicles.

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SECTION 4.14. Further Assurances.

Upon the request of the Purchaser and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Purchaser may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (a) the assignment of any material Contractual Obligation, (b) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Purchaser, duly executed by such Grantor party to such Government Contract in compliance with any Requirements of Law, and (c) all applications, certificates, instruments, registration statements, and all other documents and papers the Purchaser may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.

SECTION 4.15. Commercial Tort Claims.

Each Grantor shall provide Purchaser with written notice of all commercial tort claims promptly, but in any event within three (3) Business Days, following the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Grantor shall be deemed to thereby grant to Purchaser a security interest in and lien on such commercial tort claims described therein and all proceeds thereof, and Grantor shall deliver to the Purchaser a revised Schedule 3.8 consistent with such notice and description.

SECTION 4.16. Pledged Real Property.

Each Grantor shall execute all documents and take all actions necessary to create and perfect a Security Interest in favor of the Purchaser in all of the Pledged Real Property, which Security Interest shall be subject only to mortgages on the Pledged Real Property existing as of the date hereof.

Article 5
REMEDIAL PROVISIONS

SECTION 5.1. General Remedies.

If an Event of Default shall occur and be continuing, the Purchaser may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other Requirements of Law. Without limiting the generality of the foregoing, the Purchaser, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may, subject to the approval of the Required Holders, forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Purchaser or any other Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Purchaser may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Purchaser shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees that, during the existence and continuance of an Event of Default, and at the Purchaser’s request, to assemble the Collateral and make it available to the Purchaser at places which the Purchaser shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by any Requirements of Law, such Grantor waives all claims, damages and demands it may acquire against the Purchaser or any other Holder arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Purchaser or any Holder, in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

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SECTION 5.2. Voting Rights.

Subject to the remaining provisions of this Section 5.2, each of the Grantors shall have the right to vote all or any portion of its pledged Investment Property and Partnership/LLC Interests on all limited liability company or corporate questions for all purposes not inconsistent with the terms of this Agreement or the other Note Documents. To that end, if the Purchaser transfers all or any portion of the pledged Collateral into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Note Documents, the Purchaser shall, upon the request of such Grantor, unless an Event of Default exists, execute and deliver or cause to be executed and delivered to such Grantor, proxies with respect to the pledged Collateral pledged by such Grantor. Each of the Grantors hereby grants to the Purchaser an irrevocable proxy such that from and after written notice to such Grantor, after the occurrence and during the continuance of an Event of Default, of an intent to exercise such rights, the Purchaser shall be entitled to exercise all voting powers pertaining to such Grantor’s pledged Collateral at all times during the existence of an Event of Default, including the power to call and attend all meetings of the shareholders or members of the applicable Issuer to be held from time to time with full power to act and vote in the name, place and stead of such Grantor (whether or not the pledged Investment Property and Partnership/LLC Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the pledged Collateral and otherwise act with respect thereto as though it were the owner thereof, and any and all proxies theretofore executed by the Grantors shall terminate and thereafter be null and void and of no effect whatsoever.

SECTION 5.3. Specific Remedies.

(a) The Purchaser hereby authorizes each Grantor to collect such Grantor’s Accounts; provided, however, that, the Purchaser may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) the Purchaser may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Purchaser, each Grantor shall notify (such notice to be in form and substance reasonably satisfactory to the Purchaser) its Account Debtors and parties to the material Contractual Obligations subject to a Security Interest that such Accounts and material Contractual Obligations have been assigned to the Purchaser;

(ii) each Grantor shall forward to the Purchaser, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Purchaser, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance reasonably satisfactory to the Purchaser;

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(iii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into the cash collateral account controlled by the Purchaser (the “Collateral Account”) or in a Deposit Account at a Controlled Depository, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account at a Controlled Depository, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Purchaser as property of the Purchaser and the other Holders, separate from the other funds of such Grantor, and the Purchaser shall have the right to transfer or direct the transfer of the balance of each Deposit Account to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Purchaser hereunder shall be held by the Purchaser in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;

(iv) the Purchaser shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests shall be registered in the name of the Purchaser or its nominee, and the Purchaser or its nominee may exercise (A) all voting, corporate and other rights pertaining to such Investment Property or Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Purchaser of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as the Purchaser may determine), all without liability except to account for property actually received by it; but the Purchaser shall have no duty to any Grantor to exercise any such right, privilege or option and the Purchaser and the other Holders shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property or Partnership/LLC Interests to (i) comply with any instruction received by it from the Purchaser in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Purchaser; and

(v) subject to the approval of the Required Holders, the Purchaser shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any material Contractual Obligation and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Purchaser may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of the Purchase Agreement, of the other Note Documents or any Requirements of Law, and (C) sell, assign or otherwise transfer any material Contractual Obligation in accordance with the Purchase Agreement, the other Note Documents and any Requirements of Law, subject, however, to the prior approval of each other party to such material Contractual Obligation, to the extent required under such material Contractual Obligation.

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(c) Unless an Event of Default shall have occurred and be continuing and the Purchaser shall have given notice to the relevant Grantor of the Purchaser’s intent to exercise its corresponding rights pursuant to Sections 5.1, 5.2 and 5.3(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Purchase Agreement and the other Note Documents, and to exercise all voting and other corporate, partnership and limited liability company rights with respect to any Investment Property and any Partnership/LLC Interests; provided, however, that, no vote shall be cast or other corporate, partnership and limited liability company right exercised or other action taken which, in the Purchaser’s reasonable judgment, would impair the Collateral in any material respect or which would result in a Default or Event of Default under any provision of the Purchase Agreement, this Agreement or any other Note Document.

(d) Assignment of Claims. Each Grantor shall execute and deliver an assignment of claims agreement, in form and substance reasonable satisfactory to the Purchaser, with respect to all litigation claims held by such Grantor (including all Commercial Tort Claims), which shall be amended together with any amendment pursuant to Section 4.15.

SECTION 5.4. Application of Proceeds.

If an Event of Default shall have occurred and be continuing, at any time at the Purchaser’s election, the Purchaser may, subject to the approval of the Required Holders, apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Purchaser and the other Holders hereunder, including, without limitation, reasonable documented attorneys’ fees and disbursements) in accordance with the Purchase Agreement. Only after (i) the payment by the Purchaser of any other amount required by any provision of law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the payment in full in cash of the Obligations, shall the Purchaser account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

SECTION 5.5. Waiver, Deficiency.

Each Grantor hereby waives, to the extent permitted by any Requirements of Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Purchaser to collect such deficiency.

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Article 6
THE PURCHASER

SECTION 6.1. Purchaser’s Appointment as Attorney-In-Fact.

(a) Each Grantor hereby irrevocably constitutes and appoints the Purchaser and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement in accordance with this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Purchaser the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default, unless prohibited by any Requirement of Law:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed reasonably necessary and appropriate by the Purchaser for the purpose of collecting any and all such moneys due under any Account or material Contractual Obligation subject to a Security Interest or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Purchaser may request to evidence the Purchaser’s security interest in such Grantor’s Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Purchaser or as the Purchaser shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Purchaser may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Purchaser shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Purchaser were the absolute owner thereof for all purposes, and do, at the Purchaser’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Purchaser deems necessary to protect, preserve or realize upon the Collateral and the Purchaser’s and the other Holders’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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(b) If any Grantor fails to perform or comply with any of its agreements contained in this Agreement, the Purchaser, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).

(c) The reasonable expenses of the Purchaser or any other Holder incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Obligations under the Purchase Agreement, from, and including, the date of payment by the Purchaser or such Holder to, and including, the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Purchaser or such Holder on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.

SECTION 6.2. Duty of Purchaser With Respect to the Collateral.

The Purchaser’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Purchaser deals with similar property for its own account. Neither the Purchaser, any Holder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except for their own gross negligence or willful misconduct. The powers conferred on the Purchaser and the Holders hereunder are solely to protect the Purchaser’s and the other Holders’ interests in the Collateral and shall not impose any duty upon the Purchaser or any Holder to exercise any such powers. The Purchaser and the Holders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.3. Authority of Purchaser.

Each Grantor acknowledges that the rights and responsibilities of the Purchaser under this Agreement with respect to any action taken by the Purchaser or the exercise or non-exercise by the Purchaser of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Purchaser and the Holders, be governed by the Purchase Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Purchaser and the Grantors, the Purchaser shall be conclusively presumed to have full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.

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Article 7
MISCELLANEOUS

SECTION 7.1. Amendments in Writing.

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.4 of the Purchase Agreement.

SECTION 7.2. Notices.

All notices, requests and demands to or upon the Purchaser or any Grantor hereunder shall be effected in the manner provided for in Section 13.2 of the Purchase Agreement.

SECTION 7.3. No Waiver by Course of Conduct, Cumulative Remedies.

Neither the Purchaser nor any Holder shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising on the part of the Purchaser or any Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchaser or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchaser or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 7.4. Enforcement Expenses, Indemnification.

(a) The Grantors, jointly and severally, shall pay all reasonable expenses incurred by the Purchaser to the extent any Loan Party would be required to do so pursuant to Section 13.12 of the Purchase Agreement.

(b) The Grantors, jointly and severally, shall indemnify and hold harmless each Indemnified Party to the extent any Loan Party would be required to do so pursuant to Article 12 of the Purchase Agreement.

(c) To the fullest extent permitted by Requirements of Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Indemnified Party referred to in this Section 7.4 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

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(d) Notwithstanding the termination of this Agreement, the indemnities to which the Purchaser and the other Holders are entitled under the provisions of this Section 7.4 and any other provision of this Agreement and the other Note Documents shall continue in full force and effect and shall protect the Purchaser and the other Holders against events arising after termination of this Agreement as well as before.

(e) All amounts due under this Section 7.4 shall be payable promptly after demand therefor.

SECTION 7.5. Set-Off.

Upon the occurrence and during the continuation of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder of the Note, each such Holder is hereby authorized at any time and from time to time, without prior notice to any Grantor (any such notice being expressly waived by each Grantor) to setoff and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of any Grantor against all amounts which may be owed to such Holder by such Grantor in connection with this Agreement or any other Note Document to the same extent such Holder would be permitted to setoff and apply indebtedness owing by such Holder to or for the credit of any Loan Party pursuant to Section 11.3 of the Purchase Agreement.

SECTION 7.6. Successors and Assigns.

This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Grantor (and shall bind all Persons who become bound as a Grantor to this Agreement), the Purchaser and the other Holders and their respective successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Holders (given in accordance with Section 7.1). The Purchaser may, subject to the provisions of the Purchase Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement at any time.

SECTION 7.7. Signatures; Counterparts.

Facsimile or other electronic transmissions (including via e-mailed .pdf) of any executed original document and/or retransmission of any executed facsimile or other electronic transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile or other electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.8. Severability.

If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

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SECTION 7.9. Heading.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 7.10. Entire Agreement.

This Agreement, together with the exhibits and schedules hereto and the other Note Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Note Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 7.11. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

SECTION 7.12. JURISDICTION, JURY TRIAL WAIVER, ETC.

(a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PURCHASED SECURITIES, ANY OTHER NOTE DOCUMENTS OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

(b) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE OTHER NOTE DOCUMENTS, OR THE PURCHASED SECURITIES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO THIS AGREEMENT (OR ANY HOLDER) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT OTHER PARTIES TO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER NOTE DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

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SECTION 7.13. Acknowledgements.

(a) Each Grantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(ii) it has received a copy of the Purchase Agreement and has reviewed and understands the same;

(iii) neither the Purchaser nor any other Holder has any fiduciary relationship with or duty to such Grantor arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between such Grantor, on the one hand, and the Purchaser and the other Holders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iv) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Holders or among such Grantor and the Holders.

(b) Each Grantor party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound hereby and to comply with the terms hereof insofar as such terms are applicable to it. Each Grantor agrees to provide such notices to the Purchaser as may be necessary to give full effect to the provisions of this Agreement.

SECTION 7.14. Additional Grantors.

Each Subsidiary of any Grantor that is required to become a party to this Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Purchaser.

SECTION 7.15. Releases.

(a) At such time as the Obligations shall have been paid in full in cash and the Purchase Agreement has been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Purchaser, the other Holders and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Purchaser shall deliver to such Grantor any Collateral held by the Purchaser hereunder, and, at the request of any Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Purchase Agreement or otherwise permitted by the Purchaser, then the Purchaser, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Liens created hereby on such Collateral. In the event that all the Capital Stock of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Purchase Agreement, then, at the request of the Borrower and at the expense of such Grantor, such Grantor shall be released from its obligations hereunder; provided, however, that the Loan Parties shall have delivered to the Purchaser, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by such Grantor stating that such transaction is in compliance with the Purchase Agreement and the other Note Documents.

(c) In furtherance of this Section 7.15, the Purchaser shall immediately release any Lien covering any asset that has been disposed of in accordance with the provisions of the Note Documents. In connection therewith, the Purchaser agrees to execute and deliver to any Grantor upon such release such UCC termination statements or amendments, any certificates for terminating the Liens, and such other documentation as may be necessary or desirable to effect the termination and release of the Liens on the Collateral, including executing short form releases of security interests over any Intellectual Property in a form approved by Grantor in its reasonable discretion, suitable for filing in the USPTO, Copyright Office, and any other applicable patent, copyright , or trademark office or agency.

SECTION 7.16. All Powers Coupled With Interest.

All powers of attorney and other authorizations granted to the Purchaser and any Persons designated by the Purchaser to any provisions of this Agreement or any of the other Note Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Purchase Agreement has not been terminated.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

Borrower:

FACEBANK GROUP, INC.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

FUBOTV ACQUISITION CORP.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	President

EVOLUTION AI CORPORATION

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

PULSE EVOLUTION CORPORATION

By:	/s/ Jordan Fiksenbaum
Name:	Jordan Fiksenbaum
Title:	Chief Executive Officer

[signature pages continue]

FB LOAN SERIES I, LLC, as the Purchaser

By:	/s/ Greg Preis
Name:	Greg Preis
Title:	Authorized Signatory

EXHIBIT A

Financing Statements

[see attached]

Schedule 1.1

Excluded Deposit Accounts

Schedule 3.6

State of Organization; Location of Inventory, Equipment and Fixtures; Other Information

Grantor	State of Organization/Place of Domicile

Legal Name:                              FaceBank Group, Inc.

Federal EIN:

State Organization No.:

Location of Collateral:

Mailing address, chief place of business, chief executive office and office where books and records are kept:

Florida

Legal Name:                              FuboTV Acquisition Corp.

Federal EIN:

State Organization No.:

Location of Collateral:

Mailing address, chief place of business, chief executive office and office where books and records are kept:

Delaware

Legal Name:                              Evolution AI Corporation

Federal EIN:

State Organization No.:

Location of Collateral:

Mailing address, chief place of business, chief executive office and office where books and records are kept:

Florida

Legal Name:                              Pulse Evolution Corporation

Federal EIN:

State Organization No.:

Location of Collateral:

Mailing address, chief place of business, chief executive office and office where books and records are kept:

Nevada

Schedule 3.8

Other Collateral

Schedule 3.9

Deposit Accounts

Owner	Financial Institution	Account Number	General Purpose

Schedule 3.10

Intellectual Property

Copyright Registrations

Grantor	Copyright	Country	Registration No.	Registration Date

Copyright Applications –

Issued Patents –

Patent Applications

Grantor	Invention	Country	Application No.	Status

Trademark Registrations

Grantor	Trademark	Country	Registration No.	Registration Date

Trademark Applications

Grantor	Trademark	Country	Application No.	Status

Domain Names

Intellectual Property owned by Grantors that is the subject of any licensing or franchise agreement pursuant to which any Grantor is the licensor or franchisor:

Schedule 3.12

Investment Property; Partnership/LLC Interests; Capital Stock

Schedule 3.13

Government Contracts

Schedule 3.14

Vehicles

Schedule 3.15

Real Property

Grantor:	Address: